UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon		97210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to further improve cash flow and reduce expenses, Semler Scientific, Inc. (the “Company”) reached agreement with certain individuals to further revise the terms of agreements reached in July 2015 to further extend payment of certain compensation to such individuals from August 2016 to no later than December 31, 2016. These included agreements with certain of its non-employee directors, as well as its chief executive officer and director as follows:

On December 31, 2015, non-employee directors Greg Garfield, Abbie Leibowitz, Aidan Collins, and Wayne Pan all agreed to defer payment of non-employee director compensation due to them in August 2016 until no later than December 31, 2016. In consideration for their agreement to further defer payment of compensation, such non-employee directors received fully vested options to purchase an aggregate 25,750 shares of the Company’s common stock under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”), which options have an exercise price of $2.56 (the closing price on the grant date) and a term of 10-years, as follows:

Name	Options
Greg Garfield	6,667
Abbie Leibowitz	5,000
Aidan Collins	7,500
Wayne Pan	6,583

On December 31, 2015, the Company and Douglas Murphy-Chutorian, M.D., its chief executive officer and director, agreed to extend payment of $227,025.50 in unpaid consulting fees and a bonus of up to $132,974.50 from August 2016 to no later than December 31, 2016. In consideration of Dr. Murphy-Chutorian’s further deferral of consulting fees and bonus payment, the Board of Directors (the “Board”) granted him a fully vested option to purchase 60,000 shares of the Company’s common stock under the 2014 Plan, which option shall have an exercise price of $2.56 (the closing price on the grant date) and a term of 10-years.

On December 31, 2015, the Compensation Committee of the Board of Directors, as ratified by the full Board, approved the acceleration of vesting of options to purchase an aggregate of 730,500 shares that were granted on July 21, 2015 under the 2014 Plan such that all accelerated options vested in full on December 31, 2015. Of these options, 180,000 were granted to Dr. Murphy-Chutorian, and an aggregate of 143,500 were granted to the Company’s non-employee directors as follows:

Name	Options
Bruce Barclay	23,750
Greg Garfield	20,000
Abbie Leibowitz	15,000
Aidan Collins	22,500
Wayne Pan	19,750
Herbert J. Semler	27,500
Shirley L. Semler	15,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian Title: Chief Executive Officer

Date: January 5, 2016